UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2024

LANDBAY INC

(Exact name of registrant as specified in its charter)

New York	000-56182	81-1260549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36-25 Main Street, Flushing, NY	11354
(Address of principal executive offices)	(Zip Code)

917-232-5799

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 29, 2021, pursuant to approval of the Board of Directors and shareholders holding a majority of issued and outstanding shares of Class A Common Stock (the “Majority Shareholder”) of Landbay Inc (the “Company”), the Company amended its Article of Incorporation. The amendment was filed with State of New York. The amendment increased the Company’s total authorized shares from 30,000,000 shares of Class A Common Stock to 100,000,00 shares of Class A Common Stock and 20,000,000 shares of Preferred Stock (the “Previous Amendment”). Management inadvertently failed to file a Schedule 14C to provide notice of such Previous Amendment to all of its shareholders. In order to correct this oversight, on March 21, 2024, pursuant to approval of the Company’s Board of Directors and of a vote from a majority of the Company’s shareholders, a new amendment was filed with the State of New York reversing the Previous Amendment and restating the capitalization back to its original 30,000,000 shares of Class A Common Stock and eliminating any reference to Preferred Stock (the “New Amendment”). The New Amendment filed with New York State was effective on March 21, 2024.

During the period between April 29, 2021 and March 21, 2024, the date of the New Amendment to its Articles of Incorporation, no shares (Class A common or preferred) were issued by the Company. As of April 29, 2021 and March 21, 2024, the Company’s total issued and outstanding shares of Class A Common Stock were 30,000,000 and 30,000,000, respectively.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of the Certificate of Incorporation of Landbay Inc dated March 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDBAY INC

Dated: March 25, 2024	By:	/s/ Xiaowei Jin
Xiaowei Jin
Chief Executive Officer

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